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                                 EXHIBIT 23.3


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             Consent of Independent Certified Public Accountants

Tengasco, Inc.
Knoxville, Tennessee

          We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 5, 1999 relating to the consolidated financial statements of Tengasco, Inc. which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

          We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                          /s/ BDO Seidman, LLP

                                              BDO SEIDMAN, LLP

Atlanta, Georgia
April 27, 1999